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                                                                   EXHIBIT 99.1


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                                                                           PROXY

                           VINLAND PROPERTY TRUST

        This Proxy is Solicited on behalf of the Board of Trustees for the Annual Meeting of Shareholders, June 24, 1997.

        The undersigned shareholder of VINLAND PROPERTY TRUST hereby appoints WILLIAM S. FRIEDMAN and CHESTER BECK, each with full power of substitution, as attorneys and proxies to vote all of the Shares of the Beneficial Interest, no par value per share, of VINLAND PROPERTY TRUST (the "Trust") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of said Trust to be held on June 24, 1997 at 2:00 p.m., local [New York City] time, at 280 Park Avenue, East Building, 20th Floor, New York, New York 10017, or any adjournment(s) thereof, with all powers the undersigned would possess if personally present, as indicated below, and for the transaction of such other business as may properly come before said meeting or any adjournment(s) thereof, all as set forth in the May 20, 1997 Proxy Statement/Prospectus for said meeting:

        1. ELECTION OF TRUSTEES:   [ ] FOR all nominees listed below
                                       (except as marked to the contrary below)

                                   [ ] WITHHOLD AUTHORITY
                                       to vote for all nominees listed below

      INSTRUCTION:    TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                      STRIKE A LINE THROUGH THE NOMINEE'S NAME LISTED BELOW.

  Chester Beck     Willie K. Davis     William S. Friedman     Michael E. Smith

        2. [ ] FOR [ ] AGAINST [ ] ABSTAIN approval of the Trust's current Advisory Agreement with Tarragon Realty Advisors, Inc.

        3. [ ] FOR [ ] AGAINST [ ] ABSTAIN approval of a proposal to convert the Trust from a California business trust to a Nevada corporation through the "Incorporation Procedure" as described in the Proxy Statement/Prospectus dated May _____, 1997.

        4. In their discretion on any other matters which may properly come before the meeting or any adjournment(s) thereof.


                                    (continued and to be signed on reverse side)

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(continued from other side)

        This proxy will be voted as directed but if no direction is indicated it will be voted FOR the election of the nominees named in proposal (1), and FOR the proposal to approve the Trust's Advisory Agreement with Tarragon Realty Advisors, Inc. described in proposal (2), and FOR the proposal to approve the conversion of the Trust from a California business trust into a Nevada corporation through the "Incorporation Procedure" described in the Proxy Statement/Prospectus dated May _____, 1997. On other matters that may come before said meeting, this proxy will be voted in the discretion of the above-named persons.



                                 Please
                                       -----------------------------------------
                                 Sign
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                                 Here
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                                       Dated:                    ,1997
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                                       NOTE: PLEASE SIGN EXACTLY AS YOUR NAME
                                       OR NAMES APPEAR HEREON.  WHEN THERE IS
                                       MORE THAN ONE OWNER, EACH MUST SIGN.
                                       WHEN SIGNING AS AN AGENT, ATTORNEY,
                                       ADMINISTRATOR, EXECUTOR, GUARDIAN, OR
                                       TRUSTEE, PLEASE INDICATE YOUR TITLE AS
                                       SUCH.  IF EXECUTED BY A CORPORATION, THE
                                       PROXY SHOULD BE SIGNED BY A DULY
                                       AUTHORIZED OFFICER WHO SHOULD INDICATE
                                       HIS TITLE.  IF A PARTNERSHIP, PLEASE
                                       SIGN IN PARTNERSHIP NAME BY AN
                                       AUTHORIZED PERSON.  PLEASE DATE, SIGN
                                       AND MAIL THIS PROXY CARD IN THE ENCLOSED
                                       ENVELOPE FOR WHICH NO POSTAGE IS
                                       REQUIRED IF MAILED IN THE UNITED STATES.

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